UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 17, 2003

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

One Greenwich Plaza
Greenwich, Connecticut 06830-6352
(Address of principal executive offices)

(203) 863-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of June 16, 2003

Item 12.    Results of Operations and Financial Condition

On June 16, 2003, FactSet Research Systems Inc. issued a press release announcing its results for the three and nine months ended May 31, 2003. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	August 1, 2003	/s/ ERNEST S. WONG
––––––––––––––––––––––––––––––––––
Ernest S. Wong,
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated June 16, 2003 reporting the results of operations for the Registrant’s third fiscal quarter ended May 31, 2003.

FactSet Research Systems Inc.
One Greenwich Plaza
Greenwich, Connecticut   06830-6352
203.863.1500/ 203.863.1501 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Record Revenues for Third Quarter of Fiscal 2003

Greenwich, Conn. — June 17, 2003 — FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced record results for its fiscal third quarter ended May 31, 2003. Revenues for the quarter grew 12.8% to $59.1 million while operating income rose 21.0% to $19.5 million. Net income increased 37.8% to $14.3 million and diluted earnings per share increased 41.4% to $0.41 for the quarter ended May 31, 2003. Included in the third quarter of fiscal 2003 is an income tax benefit of $1.3 million which increased diluted earnings per share by $0.04.

For the nine months ending May 31, revenues advanced 12.4% to $170.6 million and operating income increased 26.2% to $56.3 million. Net income rose to $38.0 million while earnings per share grew 29.4% to $1.10. The income tax benefit of $1.3 million recognized in the third quarter of fiscal 2003 resulted in a $0.04 increase in earnings per share the first nine months of fiscal 2003. During the first nine months of fiscal 2002, FactSet incurred a data center relocation charge of $904,000 and also recorded an income tax benefit of $893,000 which together resulted in a net $0.01 increase in diluted earnings per share.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed and Unaudited)

	Three Months Ended			Nine Months Ended
	May 31,			May 31,
(In thousands, except per share data)	2003	2002	Change	2003	2002	Change

Revenues	$59,106	$52,416	12.8%	$170,574	$151,792	12.4%
Operating income	19,503	16,121	21.0	56,255	44,578	26.2
Net Income	14,268	10,352	37.8	37,951	29,680	27.9
Diluted earnings per share	$0.41	$0.29	41.4	$1.10	$0.85	29.4
Diluted weighted average common shares	34,607	35,221		34,626	34,913

“We are pleased to report that our business continued to expand during this past fiscal quarter despite continued weakness in the financial services industry,” said Philip A. Hadley, Chairman and CEO. “Our operating results and client retention, which remained in excess of 95%, confirm the value of FactSet’s services to our clients.”

As of May 31st, the Company’s 942 clients, representing approximately 19,000 users, subscribed to services totaling $235.9 million in subscriptions, an increase of 10.8% over the past 12 months. At the end of the third fiscal quarter of 2003, the Company had 743 employees servicing its clients. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Other operational highlights of the third quarter of fiscal 2003 include:

•	Demand for FactSet’s Portfolio Managers Workstation (PMW) applications continued to advance, with 340 clients, consisting of approximately 2,500 users, subscribing to the service as of May 31, 2003.
•	Revenues from FactSet’s European and Pacific Rim operations were $8.7 million and $2.5 million, an increase of 13% and 4%, respectively, from the same period in fiscal 2002.
•	During the third quarter of fiscal 2003, the Mergerstat publication revenue resulted in an additional $400,000 in revenue. Revenue from Mergerstat publications is not included in the Company’s annual subscription total.
•	Included in the fiscal third quarter of 2003 is an income tax benefit of $1.3 million resulting from additional federal tax planning and certain changes in estimates relating to fiscal 2002. In addition, the tax planning is also the primary reason for the Company’s reduced annualized effective tax rate of 36.7% expected for fiscal 2003.
•	FactSet held its first Application Development Conference in Boston, Massachusetts on May 8, 2003. The conference focused on the issues surrounding the development of analytical applications for the financial industry.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of June 17, 2003. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Fourth Quarter Fiscal 2003 Expectations
•	Revenues are expected to range between $58.5 million and $60.0 million.
•	Operating margins should be comparable with the first nine months of fiscal 2003.
•	The effective tax rate should be approximately 36.7%.

Full Year Fiscal 2003
•	Capital expenditures should total approximately $9 million, a reduction of $3 million from guidance previously given by the Company.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions and expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues”, “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms supporting new and existing databases; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, June 17th, at 11:00 a.m. (EST) to review the third quarter 2003 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.
The Company, headquartered in Greenwich, Connecticut, was formed in 1978 and now conducts operations from seventeen locations worldwide including Boston, New York, Chicago, San Mateo, London, Tokyo, Hong Kong, Sydney and Frankfurt.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands and unaudited)	May 31,	August 31,
ASSETS	2003	2002

Cash and cash equivalents	$ 39,808	$ 44,819
Investments	113,188	86,017
Receivables from clients and clearing brokers, net	36,564	33,164
Receivables from employees	206	399
Deferred taxes	6,245	6,085
Other current assets	1,828	1,579
Total current assets	197,839	172,063
Property, equipment and leasehold improvements, net	20,195	27,555
Goodwill	13,677	9,861
Intangible assets, net	5,385	1,589
Deferred taxes	4,172	4,333
Other assets	2,108	2,010
Total Assets	$243,376	$217,411
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$ 13,901	$ 11,427
Accrued compensation	12,841	13,590
Deferred fees and commissions	10,229	11,669
Dividends payable	2,012	1,689
Current taxes payable	4,053	1,523
Total current liabilities	43,036	39,898
Other non-current liabilities	575	547
Total liabilities	43,611	40,445
	=====	=====
Stockholders’ Equity:
Common stock	343	340
Capital in excess of par value	40,441	33,803
Retained earnings	182,144	149,561
Treasury stock	(23,309)	(6,880)
Accumulated other comprehensive income	146	142
Total stockholders’ equity	199,765	176,966

Total liabilities and stockholders’ equity	$243,376	$217,411
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
(In thousands, except per share data and unaudited)	2003	2002	2003	2002

Commissions	$17,109	$15,598	$49,404	$44,477
Cash fees	41,997	36,818	121,170	107,315
Total subscription revenues	59,106	52,416	170,574	151,792

Cost of services	18,947	17,339	54,653	50,238
Selling, general and administrative	20,656	18,956	59,666	56,072
Data center relocation charge	––	––	––	904

Total operating expenses	39,603	36,295	114,319	107,214

Income from operations	19,503	16,121	56,255	44,578

Other income	509	522	1,651	1,704

Income before income taxes	20,012	16,643	57,906	46,282

Provision for income taxes	5,744	6,291	19,955	16,602

Net income	$14,268	$10,352	$37,951	$29,680
	======	======	======	======

Basic earnings per common share	$0.43	$0.31	$1.13	$0.88
	====	====	====	====
Diluted earnings per common share	$0.41	$0.29	$1.10	$0.85
	====	====	====	====
Weighted average common shares (Basic)	33,455	33,746	33,624	33,590
	=====	=====	=====	=====
Weighted average common shares (Diluted)	34,607	35,221	34,626	34,913
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Nine Months Ended
	May 31,
(In thousands and unaudited)	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$37,951	$29,680
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,010	13,848
Deferred tax benefit (expense)	1	(1,493)
Accrued ESOP contribution	1,746	1,620
Net income adjusted for non-cash items	52,708	43,655
Changes in assets and liabilities
Receivables from clients and clearing brokers	(3,400)	2,010
Receivables from employees	193	20
Accounts payable and accrued expenses	2,474	3,831
Accrued compensation	(335)	1,070
Deferred fees and commissions	(1,984)	67
Current taxes payable	2,530	(2,543)
Other working capital accounts, net	(279)	80
Income tax benefits from stock option exercises	841	1,638
Net cash provided by operating activities	52,748	49,828

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of acquired assets	(7,702)	100
Purchases of investments, net of sales	(27,167)	(29,175)
Purchases of property, equipment and leasehold improvements, net of retirements	(5,047)	(7,117)
Net cash used in investing activities	(39,916)	(36,192)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(4,772)	(3,780)
Repurchase of common stock	(16,429)	(2,282)
Proceeds from employee stock plans	3,358	3,409
Net cash used in financing activities	(17,843)	(2,653)

Net (decrease) increase in cash and cash equivalents	(5,011)	10,983
Cash and cash equivalents at beginning of period	44,819	38,583
Cash and cash equivalents at end of period	$39,808	$49,566
	======	======